Exhibit 8.1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

May 7, 2020

CatchMark Timber Trust, Inc.

5 Concourse Parkway, Suite 2650

Atlanta, GA 30328

Re:	CatchMark Timber Trust, Inc.
At-the-Market Public Offering of Shares of Class A Common Stock

Ladies and Gentlemen:

We have represented CatchMark Timber Trust, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of up to $75,000,000 of shares of its Class A Common Stock, $0.01 par value per share (the “Shares”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-236793) filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2020, as amended on May 4, 2020 and declared effective by the Commission on May 7, 2020 (the “Registration Statement”), the prospectus dated May 7, 2020 contained therein, and the related prospectus supplement, dated May 7, 2020. The Shares are being issued and sold pursuant to the Distribution Agreement, dated as of May 7, 2020 (the “Distribution Agreement”), by and among the Company, CatchMark Timber Operating Partnership, L.P. and Raymond James & Associates, Inc. Robert W. Baird & Co. Incorporated, B. Riley FBR, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, and Stifel, Nicolaus & Company, Incorporated acting as Agents party to the Distribution Agreement. This opinion letter is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(8) of Regulation S-K under the Securities Act. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Distribution Agreement

In connection with this opinion, we have made such legal and factual inquiries as we have deemed necessary or appropriate, including an examination of the Company’s Sixth Articles of Amendment and Restatement (as amended), the Company’s Amended and Restated Bylaws (as amended), the Registration Statement, and such other documents as we have deemed necessary in order to enable us to render this opinion. In addition, the Company provided us with, and we are relying upon, a certificate dated as of the date hereof (the “Officer’s Certificate”) containing certain factual representations and covenants of an officer of the Company relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds direct or indirect interests. For purposes of our opinion, however, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer's Certificate, the Registration Statement, or in any other document. We have assumed and relied on the representations that the information presented in the Officer's Certificate and the Registration Statement accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. We are not, however, aware of any facts inconsistent with the representations contained in the Officer’s Certificate or the facts in the above referenced documents. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer's Certificate may affect our conclusions set forth herein.

Alston & Bird LLP	www.alston.com
Atlanta | Beijing | Brussels | Charlotte | Dallas | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(i)            Commencing with its taxable year ended December 31, 2009, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the present and proposed method of operation (as described in the Registration Statement and the Officer’s Certificate) of the Company will permit the Company to continue to so qualify.

(ii)           The description of the law and the legal conclusions contained in the Registration Statement under the caption “Certain United States Federal Income Tax Considerations” are correct in all material respects.

The Company’s qualification as a REIT depends on the Company’s ongoing satisfaction of the various requirements under the Code and described in the Registration Statement under the caption “Certain United States Federal Income Tax Considerations” relating to, among other things, the nature of the Company’s gross income, the composition of the Company’s assets, the level of distributions to the Company’s stockholders, and the diversity of the Company’s ownership. Alston & Bird LLP will not review the Company’s compliance with these requirements on a continuing basis. No assurances can be given that the Company will satisfy these requirements.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

Our opinion is given as of the date hereof and is based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect this opinion. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the U.S. federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion letter is provided to you for your use solely in connection with the offering of the Shares described herein and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context. No opinion other than that expressly contained herein may be inferred or implied. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement (or to the filing of this opinion as Exhibit 8.1 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement). In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Alston & Bird LLP

ALSTON & BIRD LLP